Exhibit 99.1
Magnolia Oil & Gas Corporation Announces First Quarter 2026 Results

HOUSTON, TX, May 6, 2026 - Magnolia Oil & Gas Corporation (“Magnolia,” “we,” “our,” or the “Company”) (NYSE: MGY) today announced its financial and operational results for the first quarter of 2026.

First Quarter 2026 Highlights:

(In millions, except per share data)	For the Quarter Ended March 31, 2026	For the Quarter Ended March 31, 2025	Percentage increase (decrease)
Net income	$100.8	$106.6	(5)%
Earnings per share - diluted	$0.54	$0.54	—%
Adjusted EBITDAX(1)	$252.9	$248.4	2%
Capital expenditures - D&C	$128.7	$130.4	(1)%
Average daily production (Mboe/d)	102.6	96.5	6%
Average daily oil production (Mbbls/d)	40.7	39.1	4%
Cash balance as of period end	$124.4	$247.6	(50)%
Diluted weighted average total shares outstanding(2)	185.9	194.2	(4)%

First Quarter 2026 Highlights:

•Magnolia reported first quarter 2026 net income attributable to Class A Common Stock of $99.8 million, or $0.54 per diluted share. First quarter 2026 total net income was $100.8 million. Diluted weighted average total shares outstanding decreased by 4% to 185.9 million(2) compared to first quarter 2025.

•Adjusted EBITDAX(1) was $252.9 million during the first quarter of 2026. Total drilling and completions (“D&C”) capital was $128.7 million, representing approximately 51% of adjusted EBITDAX.

•Net cash provided by operating activities was $197.6 million during the first quarter of 2026 and the Company generated free cash flow(1) of $145.6 million. Magnolia generated operating income as a percentage of revenue (pre-tax margins) of 36% during the first quarter.

•Total Company production volumes in the first quarter of 2026 grew by 6% on a year-over-year basis to 102.6 thousand barrels of oil equivalent per day (“Mboe/d”) and included 40.7 thousand barrels of oil per day (“Mbbls/d”) which grew by 4% compared to the prior year period. Total production in Giddings grew 9% year-over-year to 83.9 Mboe/d with oil volumes increasing 8%.

•During the first quarter, Magnolia closed multiple bolt-on oil and gas property acquisitions from private operators in both the Karnes area and Giddings for approximately $155 million, encompassing roughly 6,200 net acres. These assets included total production of approximately 500 boe/d (~45% oil), with the majority of the production closing in the latter portion of the first quarter. These acquisitions significantly increase Magnolia’s working interest in future high-return development areas in both the Company’s asset areas and adding multiple years of development in the Karnes area at Magnolia’s current development pace.

•The Company repurchased 2.0 million of its Class A and Class B Common Stock during the first quarter for $51.9 million. Magnolia has 11.6 million Class A Common shares remaining under its current share repurchase authorization, which are specifically allocated toward open market share repurchases. EnerVest, the Company’s private equity shareholder, completed the sale of its remaining interest in both Magnolia’s Class A and Class B Common Stock during the first quarter.

•As previously announced, the Board of Directors declared a cash dividend of $0.165 per share of Class A common stock payable on June 1, 2026 to shareholders of record as of May 12, 2026.

•Magnolia returned $83.3 million(3), or 57% of the Company’s free cash flow(1), to shareholders during the first quarter through a combination of share repurchases and dividends. Inclusive of the significant return of cash to shareholders and bolt-on acquisitions, Magnolia ended the first quarter with $124.4 million of cash on the balance sheet and an undrawn $450 million revolving credit facility.

“Magnolia’s first quarter financial and operating metrics delivered a strong start to 2026,” said Chairman, President and CEO Chris Stavros. “Our consistent and disciplined business model, characterized by a low reinvestment rate, high operating margins and moderate production growth delivered over $145 million of free cash flow during the quarter. Our operations rebounded nicely after being affected by the freezing weather in January showing total year-over-year production growth of 6 percent and oil production growth of 4 percent during the quarter. Magnolia returned $83 million of this free cash flow back to shareholders through our dividend and share repurchase program in addition to closing several bolt-on oil and gas property acquisitions in areas where we operate.

“These numerous bolt-on purchases comprised approximately 6,200 net acres, encompassing acreage in both the Karnes area and in Giddings for what turned out to be a flurry of acquisition activity in the quarter. These assets were acquired for a total of $155 million and included approximately 500 boe per day of low decline production with significant undeveloped upside opportunities located in highly productive areas. In the Karnes area, the acquired acreage creates a large, contiguous block of approximately 10,000 gross acres across Karnes and Gonzales counties, increasing the working interest to 93 percent in existing Magnolia and acquired tracts and in primarily undeveloped acreage. In Giddings, we were able to increase our working interest in approximately 45,000 gross acres, along with purchasing some additional contiguous acreage, and continuing with our strategy of buying more of what we already own.

“These transactions leverage the deep technical knowledge we’ve gained from our drilling and completion activities in the field, while meaningfully extending our already robust inventory of high-return drilling locations, increasing our working interest in select existing assets, and adding valuable duration to our overall resource portfolio. These actions further demonstrate our ability to deploy a portion of Magnolia’s excess cash flow into high-quality and targeted opportunities. Our goal in pursuing these is intended not simply to replace produced reserves, but to expand our long-term opportunity set and reinforce the sustainability of our strong financial returns. We continue to actively seek out additional asset acquisition opportunities that improve our business and where our technical experience in developing the Austin Chalk and Eagle Ford formations in south Texas provide us with a clear competitive advantage.

“Beyond the benefit of higher oil prices, Magnolia is well-positioned for success through the disciplined execution of our business model. Our high-quality assets and strategy of continued capital spending discipline, proactive cost management and pursuit of further operational efficiencies continue to serve us well during periods of product price volatility. Our capital allocation priorities, which include a low reinvestment rate, remain unchanged. We are maintaining our original activity plan of running two rigs and one completion crew, which is expected to deliver total production growth of approximately 5 percent in 2026 and within the same range of D&C capital we outlined earlier this year. Our assets continue to generate moderate annual production growth, with high pre-tax margins, allowing for a steady and consistent stream of free cash flow to be returned to shareholders. The absence of commodity hedges on all our production is expected to translate into higher earnings and free cash flow in the current quarter, adding to our significant financial flexibility.”

Operational Update

Total Company production volumes in the first quarter of 2026 grew by 6 percent on a year-over-year basis to 102.6 Mboe/d including 40.7 Mbbls/d. First quarter Giddings total production increased by 9 percent, compared to the prior year period with Giddings oil production growing by 8 percent compared to the first quarter of 2025, and driven by continued strong well performance. Giddings production represented 82 percent of total Company volumes during the first quarter. Magnolia’s first quarter 2026 capital spending on drilling, completions, and associated facilities was $128.7 million.

Magnolia plans to continue to operate two drilling rigs and one completion crew during 2026 and expects to maintain this level of activity through the remainder of the year. The Company’s two operated rigs and one completion crew development program has been in place consistently for the last five years driving total Company production growth of more than 50 percent and more than doubling our production volumes in Giddings. Approximately 75 to 80 percent of the 2026 activity is expected to consist of multi-well development pads in the Giddings area with the remainder focused in the Karnes area and is expected to include some activity on recently acquired acreage. The development program at Giddings consists of drilling multi-well pads throughout our core 240,000 net acre development area. This creates a balanced and efficient program providing more consistent year-over-year results. Magnolia plans to continue to allocate a modest amount of capital toward appraisal activities throughout our large acreage footprint in south Texas designed to enhance our resource opportunity set and to further de-risk our sizable acreage position particularly in Giddings.

Additional Guidance

We estimate our second quarter 2026 D&C capital spending to be roughly $120 to $125 million, with total capital spending for the year reiterated in the range of $440 to $480 million. This includes an estimate of non-operated capital that is similar to 2025 levels. Our total production for the second quarter is estimated to be approximately 105 Mboe/d and we are reiterating our full-year 2026 production growth guidance of approximately 5 percent.

Oil price differentials have narrowed significantly in recent weeks, which should provide us with higher oil price realizations in the second quarter and similar to the Magellan East Houston benchmark which is currently higher than the price for WTI. Magnolia remains completely unhedged for all its oil and natural gas production. The fully diluted share count for the second quarter of 2026 is expected to be approximately 185 million shares, which is approximately 4 percent lower than second quarter 2025 levels.

Quarterly Report on Form 10-Q

Magnolia's financial statements and related notes will be available in its Quarterly Report on Form 10-Q for the three months ended March 31, 2026, which is expected to be filed with the U.S. Securities and Exchange Commission (“SEC”) on May 7, 2026.

Conference Call and Webcast

Magnolia will host an investor conference call on Thursday, May 7, 2026 at 10:00 a.m. Central (11:00 a.m. Eastern) to discuss these operating and financial results. Interested parties may join the webcast by visiting Magnolia's website at www.magnoliaoilgas.com/investors/events-and-presentations and clicking on the webcast link or by dialing 1-844-701-1059. A replay of the webcast will be posted on Magnolia's website following completion of the call.

About Magnolia Oil & Gas Corporation

Magnolia (MGY) is a publicly traded oil and gas exploration and production company with operations primarily in South Texas in the core of the Eagle Ford Shale and Austin Chalk formations. Magnolia focuses on generating value for shareholders by delivering steady, moderate annual production growth resulting from its disciplined and efficient philosophy toward capital spending. The Company strives to generate high pre‐tax margins and consistent free cash flow allowing for strong cash returns to our shareholders. For more information, visit www.magnoliaoilgas.com.

(1) Adjusted EBITDAX, and free cash flow are non-GAAP financial measures. For reconciliations to the most comparable GAAP measures, please see “Non-GAAP Financial Measures” at the end of this press release.
(2) Weighted average total shares outstanding include diluted weighted average shares of Class A Common Stock outstanding during the period and shares of Class B Common Stock, which are anti-dilutive in the calculation of weighted average number of common shares outstanding.
(3) Excludes $1.2 million of share repurchases incurred during the fourth quarter of 2025, but settled during the first quarter of 2026.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Magnolia’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, the words could, should, will, may, believe, anticipate, intend, estimate, expect, project, the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events. Except as otherwise required by applicable law, Magnolia disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Magnolia cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Magnolia, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. In addition, Magnolia cautions you that the forward looking statements contained in this press release are subject to the following factors: (i) the market prices of oil, natural gas, NGLs, and other products or services; (ii) the supply and demand for oil, natural gas, NGLs, and other products or services, including impacts of actions taken by OPEC and other state-controlled oil companies; (iii) the outcome of any legal proceedings that may be instituted against Magnolia; (iv) Magnolia’s ability to realize the anticipated benefits of its acquisitions, which may be affected by, among other things, competition and the ability of Magnolia to grow and manage growth profitably; (v) legislative, regulatory, or policy changes, including those following the change in presidential administrations; (vi) geopolitical and business conditions in key regions of the world; (vii) cybersecurity threats, including increased use of artificial intelligence technologies; and (viii) the possibility that Magnolia may be adversely affected by other economic, business, and/or competitive factors, including inflation. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in Magnolia’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Magnolia’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Contacts for Magnolia Oil & Gas Corporation

Investors

Tom Fitter
(713) 331-4802
tfitter@mgyoil.com

Media

Art Pike
(713) 842-9057
apike@mgyoil.com

Magnolia Oil & Gas Corporation
Operating Highlights

	For the Quarters Ended
	March 31, 2026	March 31, 2025
Production:
Oil (MBbls)	3,661	3,517
Natural gas (MMcf)	17,383	16,492
Natural gas liquids (MBbls)	2,673	2,424
Total (Mboe)	9,231	8,689

Average daily production:
Oil (Bbls/d)	40,678	39,078
Natural gas (Mcf/d)	193,143	183,248
Natural gas liquids (Bbls/d)	29,696	26,930
Total (boe/d)	102,564	96,549

Revenues (in thousands):
Oil revenues	$257,329	$245,534
Natural gas revenues	51,800	51,367
Natural gas liquids revenues	49,382	53,399
Total Revenues	$358,511	$350,300

Average sales price:
Oil (per Bbl)	$70.29	$69.81
Natural gas (per Mcf)	2.98	3.11
Natural gas liquids (per Bbl)	18.48	22.03
Total (per boe)	$38.84	$40.31

NYMEX WTI (per Bbl)	$72.17	$71.42
NYMEX Henry Hub (per MMBtu)	$4.97	$3.66
Realization to benchmark:
Oil (% of WTI)	97%	98%
Natural Gas (% of Henry Hub)	60%	85%

Operating expenses (in thousands):
Lease operating expenses	$47,751	$47,075
Gathering, transportation and processing	18,207	14,953
Taxes other than income	16,387	20,105
Depreciation, depletion and amortization	113,359	105,853

Operating costs per boe:
Lease operating expenses	$5.17	$5.42
Gathering, transportation and processing	1.97	1.72
Taxes other than income	1.78	2.31
Depreciation, depletion and amortization	12.28	12.18

Magnolia Oil & Gas Corporation
Consolidated Statements of Operations
(In thousands, except per share data)

	For the Quarters Ended
	March 31, 2026	March 31, 2025
REVENUES
Oil revenues	$257,329	$245,534
Natural gas revenues	51,800	51,367
Natural gas liquids revenues	49,382	53,399
Total revenues	358,511	350,300
OPERATING EXPENSES
Lease operating expenses	47,751	47,075
Gathering, transportation and processing	18,207	14,953
Taxes other than income	16,387	20,105
Exploration expenses	1,742	348
Asset retirement obligations accretion	1,857	1,556
Depreciation, depletion and amortization	113,359	105,853
General and administrative expenses	31,444	24,588
Total operating expenses	230,747	214,478

OPERATING INCOME	127,764	135,822

OTHER EXPENSE
Interest expense, net	(6,004)	(5,252)
Other income (expense), net	(36)	1,215
Total other expense, net	(6,040)	(4,037)

INCOME BEFORE INCOME TAXES	121,724	131,785

Current income tax expense	3,998	12,795
Deferred income tax expense	16,890	12,342
Total income tax expense	20,888	25,137

NET INCOME	100,836	106,648
LESS: Net income attributable to noncontrolling interest	1,011	3,721
NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCK	$99,825	$102,927

NET INCOME PER COMMON SHARE
Basic	$0.54	$0.54
Diluted	$0.54	$0.54
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	183,267	188,653
Diluted	183,279	188,664
WEIGHTED AVERAGE NUMBER OF CLASS B SHARES OUTSTANDING (1)	2,639	5,523
DILUTED WEIGHTED AVERAGE TOTAL SHARES OUTSTANDING (1)	185,918	194,187
(1) Shares of Class B Common Stock, and corresponding Magnolia LLC Units, are anti-dilutive in the calculation of weighted average number of common shares outstanding.

Magnolia Oil & Gas Corporation
Summary Cash Flow Data
(In thousands)

	For the Quarters Ended
	March 31, 2026	March 31, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME	$100,836	$106,648
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	113,359	105,853
Asset retirement obligations accretion	1,857	1,556
Amortization of deferred financing costs	546	532
Deferred income tax expense	16,890	12,342
Gain on revaluation of contingent consideration	—	(1,352)
Stock based compensation	12,220	6,550
Other	843	353
Net change in operating assets and liabilities	(48,935)	(7,992)
Net cash provided by operating activities	197,616	224,490

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions	(154,990)	(24,144)
Additions to oil and natural gas properties	(128,427)	(131,168)
Changes in working capital associated with additions to oil and natural gas properties	27,447	9,210
Other investing	8,352	30
Net cash used in investing activities	(247,618)	(146,072)

CASH FLOW FROM FINANCING ACTIVITIES
Class A Common Stock repurchases	(33,277)	(52,393)
Class B Common Stock purchases and cancellations	(19,793)	—
Dividends paid	(30,473)	(28,911)
Distributions to noncontrolling interest owners	(911)	(829)
Other financing activities	(7,957)	(8,776)
Net cash used in financing activities	(92,411)	(90,909)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(142,413)	(12,491)
Cash and cash equivalents – Beginning of period	266,785	260,049
Cash and cash equivalents – End of period	$124,372	$247,558

Magnolia Oil & Gas Corporation
Summary Balance Sheet Data
(In thousands)

	March 31, 2026	December 31, 2025
Cash and cash equivalents	$124,372	$266,785
Other current assets	195,291	175,650
Property, plant and equipment, net	2,586,479	2,424,152
Other assets	38,336	36,505
Total assets	$2,944,478	$2,903,092

Current liabilities	$290,530	$288,030
Long-term debt, net	393,442	393,251
Other long-term liabilities	224,625	222,638
Stockholders’ equity	2,035,881	1,939,958
Noncontrolling interest	—	59,215
Total liabilities and equity	$2,944,478	$2,903,092

Magnolia Oil & Gas Corporation
Non-GAAP Financial Measures

Reconciliation of net income to adjusted EBITDAX

In this press release, we refer to adjusted EBITDAX, a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies. We define adjusted EBITDAX as net income before interest expense, income taxes, depreciation, depletion and amortization, exploration expenses, and accretion of asset retirement obligations, adjusted to exclude the effect of certain items included in net income. Adjusted EBITDAX is not a measure of net income in accordance with GAAP.

Our management believes that adjusted EBITDAX is useful because it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We also believe that securities analysts, investors, and other interested parties may use adjusted EBITDAX in the evaluation of our Company. We exclude the items listed above from net income in arriving at adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of adjusted EBITDAX. Our presentation of adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.

The following table presents a reconciliation of net income to adjusted EBITDAX, our most directly comparable financial measure, calculated and presented in accordance with GAAP:

	For the Quarters Ended
(In thousands)	March 31, 2026	March 31, 2025
NET INCOME	$100,836	$106,648
Interest expense, net	6,004	5,252
Income tax expense	20,888	25,137
EBIT	127,728	137,037
Depreciation, depletion and amortization	113,359	105,853
Asset retirement obligations accretion	1,857	1,556
EBITDA	242,944	244,446
Exploration expenses	1,742	348
EBITDAX	244,686	244,794
Non-cash stock based compensation expense	8,168	4,946
Gain on revaluation of contingent consideration	—	(1,352)
Adjusted EBITDAX	$252,854	$248,388

Magnolia Oil & Gas Corporation
Non-GAAP Financial Measures

Reconciliation of net income to adjusted net income

Our presentation of adjusted net income is a non-GAAP measures because it excludes the effect of certain items included in net income. Management uses adjusted net income to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted net income may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes adjusting these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted net income may not be comparable to similar measures of other companies in our industry.

	For the Quarters Ended
(In thousands)	March 31, 2026	March 31, 2025
NET INCOME	$100,836	$106,648
Adjustments:
Gain on revaluation of contingent consideration	—	(1,352)
Change in estimated income tax (1)	—	274
ADJUSTED NET INCOME	$100,836	$105,570

Diluted weighted average shares of Class A Common Stock outstanding during the period	183,279	188,664
Weighted average shares of Class B Common Stock outstanding during the period (2)	2,639	5,523
Total weighted average shares of Class A and B Common Stock, including dilutive impact of other securities (2)	185,918	194,187
(1) Represents corporate income taxes at an assumed annual effective tax rate of 20.3% for the quarter ended March 31, 2025.
(2) Shares of Class B Common Stock, and corresponding Magnolia LLC Units, are anti-dilutive in the calculation of weighted average number of common shares outstanding.

Magnolia Oil & Gas Corporation
Non-GAAP Financial Measures

Reconciliation of revenue to adjusted cash operating margin and operating income margin

Our presentation of adjusted cash operating margin and total adjusted cash operating costs are supplemental non-GAAP financial measures that are used by management. Total adjusted cash operating costs exclude the impact of non-cash activity. We define adjusted cash operating margin per boe as total revenues per boe less cash operating costs per boe. Management believes that total adjusted cash operating costs per boe and adjusted cash operating margin per boe provide relevant and useful information, which is used by our management in assessing the Company’s profitability and comparability of results to our peers.

As a performance measure, total adjusted cash operating costs and adjusted cash operating margin may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted cash operating margin may not be comparable to similar measures of other companies in our industry.

	For the Quarters Ended
(in $/boe)	March 31, 2026	March 31, 2025
Revenue	$38.84	$40.31
Total cash operating costs:
Lease operating expenses (1)	(5.07)	(5.34)
Gathering, transportation and processing	(1.97)	(1.72)
Taxes other than income	(1.78)	(2.31)
Exploration expenses (2)	(0.12)	(0.03)
General and administrative expenses (3)	(2.63)	(2.34)
Total adjusted cash operating costs	(11.57)	(11.74)
Adjusted cash operating margin	$27.27	$28.57
Margin (%)	70%	71%
Non-cash costs:
Depreciation, depletion and amortization	$(12.28)	$(12.18)
Asset retirement obligations accretion	(0.20)	(0.18)
Non-cash stock based compensation	(0.88)	(0.57)
Non-cash exploration expenses	(0.07)	(0.01)
Total non-cash costs	(13.43)	(12.94)
Operating income margin	$13.84	$15.63
Margin (%)	36%	39%
(1) Lease operating expenses exclude non-cash stock based compensation of $0.9 million, or $0.10 per boe, and $0.7 million, or $0.08 per boe, for the quarters ended March 31, 2026 and 2025, respectively.
(2) Exploration expenses exclude non-cash exploration activity of $0.6 million, or $0.07 per boe, and $0.1 million, or $0.01 per boe for the quarters ended March 31, 2026 and 2025, respectively.
(3) General and administrative expenses exclude non-cash stock based compensation of $7.2 million, or $0.78 per boe, and $4.3 million, or $0.49 per boe, for the quarters ended March 31, 2026 and 2025, respectively.

Magnolia Oil & Gas Corporation
Non-GAAP Financial Measures

Reconciliation of net cash provided by operating activities to free cash flow

Free cash flow is a non-GAAP financial measure. Free cash flow is defined as cash flows from operations before net change in operating assets and liabilities less additions to oil and natural gas properties and changes in working capital associated with additions to oil and natural gas properties. Management believes free cash flow is useful for investors and widely accepted by those following the oil and gas industry as financial indicators of a company’s ability to generate cash to internally fund drilling and completion activities, fund acquisitions, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and are frequently included in published research when providing investment recommendations. Free cash flow is used by management as an additional measure of liquidity. Free cash flow is not a measure of financial performance under GAAP and should not be considered an alternative to cash flows from operating, investing, or financing activities.

	For the Quarters Ended
(In thousands)	March 31, 2026	March 31, 2025
Net cash provided by operating activities	$197,616	$224,490
Add back: net change in operating assets and liabilities	48,935	7,992
Cash flows from operations before net change in operating assets and liabilities	246,551	232,482
Additions to oil and natural gas properties	(128,427)	(131,168)
Changes in working capital associated with additions to oil and natural gas properties	27,447	9,210
Free cash flow	$145,571	$110,524